Exhibit 10.41
FIRST AMENDMENT
TO THE
WOLVERINE EMPLOYEES’ PENSION PLAN

This is an Amendment, made this 2nd day of December, 2020, by Wolverine World Wide, Inc. ("Employer").

    W I T N E S S E T H :

WHEREAS, the Employer amended and restated the Wolverine Employees’ Pension Plan ("plan") on July 30, 2020, effective January 1, 2020; and

WHEREAS, the Employer wishes to mitigate the negative impact of the 2020 coronavirus pandemic on certain plan participants who experienced a reduction in compensation and/or time worked during the Plan Year beginning January 1, 2020; and

WHEREAS, Section 11.1 empowers the Employer to amend the plan;

NOW, THEREFORE, the plan is amended effective for Employees who (i) were employed in Covered Employment on April 30, 2020, and (ii) have at least one Hour of Service on or after May 1, 2020, or terminated employment on or after May 1, 2020, as follows:

1.    A new subsection (iv) is added to Section 5.1(c) as follows:

    (iv)    Minimum. Notwithstanding (i), (ii), or (iii) above, the Participant’s Accrued Benefit shall not be less than the amount the Participant would have received under this plan on December 31, 2019, assuming that the Participant's employment terminated on that date.

    2.    Section 5.1(d)(vii) is amended to read:

        (vii)    Benefit Service. A Participant shall be credited with a "Year of Benefit Service" for each Plan Year in accordance with the following.

            (A)    Plan Years Prior to January 1, 1976. For Plan Years beginning prior to January 1, 1976, a Participant's Years of Benefit Service shall be the Participant's service (including any fractional year) earned prior to January 1, 1976, determined in accordance with the terms of the plan in effect on December 31, 1975.

            (B)    Plan Years On or After January 1, 1976. Except as specified in (C) below, for each Plan Year beginning on or after January 1, 1976, a Participant shall earn a Year of Benefit Service for each Plan Year in which the Participant completes at least 1,000 Hours of Service in Covered Employment.

            (C)    Plan Year Beginning January 1, 2020. For the Plan Year beginning January 1, 2020, a Participant shall earn a Year of Benefit Service if the Participant completes at least 600 Hours of Service in Covered Employment during the Plan Year.

    3.    Section 5.2(b) is amended to read:

    (b)    Early Retirement Benefit. Except as specified in (d)(ii) below, "Early Retirement Benefit" means the Participant's monthly benefit determined as of the date that the Participant's employment terminated and computed under Section 5.1(c) by applying the following special rules.

        (i)    Unit Benefit. In determining the benefit under Section 5.1(c)(i) for this purpose:

            (A)    Projection. The Participant’s Years of Benefit Service and Average Monthly Compensation shall be determined assuming the Participant had continued in employment until the Participant’s Normal Retirement Date and had continued to receive the same annualized earnings the Participant was receiving immediately before the Participant’s date of termination until the Participant’s Normal Retirement Date; and then

            (B)    Fraction. The resulting benefit shall be multiplied by a fraction, the numerator of which is the Participant’s Years of Benefit Service (not limited to 30) at the Participant’s Early Retirement Date and the denominator of which is the total number of Years of Benefit Service (not limited to 30) that the Participant would have had at Normal Retirement Date had the Participant’s employment continued until the Participant’s Normal Retirement Date.

        (ii)    SERP Benefit. In determining the benefit under Section 5.1(c)(iii) for this purpose, the Participant’s Average Monthly Compensation shall be determined assuming the Participant had continued in employment until the Participant’s Normal Retirement Date and had continued to receive the same annualized earnings the Participant was receiving immediately before the Participant’s date of termination until the Participant’s Normal Retirement Date.

        (iii)    Minimum. The Participant’s Early Retirement Benefit shall not be less than the amount the Participant would have received under this plan on December 31, 2019, assuming that the Participant's employment terminated on that date.

Except as herein amended, the Employer ratifies the plan and trust.

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by a proper officer the day and year first above written.

WOLVERINE WORLD WIDE, INC.
By:	/s/ Michael D. Stornant
Its:	Senior Vice President, Chief Financial Officer and Treasurer